Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Pilgrim Advisory Funds, Inc. and Pilgrim SmallCap Asia Growth Fund, Inc.:

We consent to the use of our reports on the Pilgrim Asia-Pacific Equity Fund and the Pilgrim SmallCap Asia Growth Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

/s/ KPMG LLP

By: KPMG LLP


Los Angeles, California
November 29, 2000